UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 16, 2006

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

500 Post Road East, Suite 320, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Terex Corporation (“Terex” or the “Company”) issued a press release on January 16, 2006, announcing that Jon Carter has been appointed as Vice President, Controller and Chief Accounting Officer of Terex. Mr. Carter was appointed effective January 16, 2006. Mr. Carter, 37, has been serving as Acting Controller and Chief Accounting Officer of Terex since February 16, 2005. At that time, Mr. Carter had been serving as the Chief Financial Officer of the Terex Aerial Work Platforms Segment since September 2002. Prior to that, Mr. Carter was the Chief Financial Officer of Genie Industries, Inc., from March 2001. Before joining Genie Industries, Inc., Mr. Carter was employed by PricewaterhouseCoopers LLP in various capacities from 1989 through 2001. Mr. Carter is a chartered accountant in England and Wales.

Pursuant to the terms of Mr. Carter’s employment arrangement with Terex, Mr. Carter is to receive an initial annual base salary of $300,000, which will be reviewed by Terex in accordance with its normal review process, as well as annual bonuses. For 2005, Mr. Carter will receive a minimum bonus of $150,000. Mr. Carter will also be eligible for an incentive bonus of up to $300,000 payable following the completion and filing of Terex’s Annual Report on Form 10-K for the year ended December 31, 2006, which will be paid based upon the Company’s achievement of pre-determined financial targets. Mr. Carter will become a participant in the Terex Supplemental Executive Retirement Plan and will receive additional benefits, including, a company car, reimbursement of certain relocation expenses and a relocation supplement of up to $200,000, which is payable depending upon the purchase price of Mr. Carter’s new residence.

As soon as practicable and to the extent permitted by law, Mr. Carter will receive a grant of 10,000 shares of Terex common stock as well as an option to purchase 5,000 shares of Terex common stock at the closing price of a share of Terex common stock on the trading day immediately preceding the date of the award. All shares and options will vest ratably over a four-year period.

Mr. Carter’s employment arrangement requires Mr. Carter to keep certain information of the Company confidential during his employment and thereafter. Mr. Carter’s employment arrangement also contains an agreement by Mr. Carter not to compete with the business of the Company during his term of employment with the Company and for a period of 24 months thereafter.

A copy of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release of Terex Corporation issued on January 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2006

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and Chief Financial Officer